EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D, including all amendments thereto, with respect to the ordinary shares, par value $0.20 per share, of Mallinckrodt plc, and further agree that this Joint Filing Agreement shall be included as an exhibit to the first such joint filing and may, as required, be included as an exhibit to subsequent amendments thereto.

Each of the undersigned agrees and acknowledges that each party hereto is (i) individually eligible to use such Schedule 13D and (ii) responsible for the timely filing of such Schedule 13D and any and all amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness and accuracy of the information concerning any other party unless such party knows or has reason to believe that such information is inaccurate.

Each of the undersigned hereby constitutes and appoints Alexander E. Parker as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the statement on Schedule 13D, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument. A facsimile or other reproduction of this Joint Filing Agreement may be executed by one or more parties hereto, and an executed copy of this Joint Filing Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes as of the date hereof.

Dated: March 5, 2021

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

BUXTON HELMSLEY HOLDINGS, INC.

By:	/s/ Alexander E. Parker	March 5, 2021
Name:	Alexander E. Parker
Title:	Director

THE BUXTON HELMSLEY GROUP, INC.

By:	/s/ Alexander E. Parker	March 5, 2021
Name:	Alexander E. Parker
Title:	Senior Managing Director

ALEXANDER E. PARKER

By:	/s/ Alexander E. Parker	March 5, 2021
Name:	Alexander E. Parker

VLADISLAV DIKII

By:	/s/ Vladislav Dikii	March 5, 2021
Name:	Vladislav Dikii

THOMAS GITTER

By:	/s/ Thomas Gitter	March 5, 2021
Name:	Thomas Gitter

HANK BEINSTEIN

By:	/s/ Hank Beinstein	March 5, 2021
Name:	Hank Beinstein

JANICE J. O’CONNOR

By:	/s/ Janice J. O’Connor	March 5, 2021
Name:	Janice J. O’Connor

ROMAN DONSTOV VALENTINOVICH

By:	/s/ Roman Donstov Valentinovich	March 5, 2021
Name:	Roman Donstov Valentinovich

ALEXANDER KOCH

By:	/s/ Alexander Koch	March 5, 2021
Name:	Alexander Koch

ALEX PETER WOUNLUND

By:	/s/ Alex Peter Wounlund	March 5, 2021
Name:	Alex Peter Wounlund

JAMES JONATHAN JOSEY

By:	/s/ James Jonathan Josey	March 5, 2021
Name:	James Jonathan Josey

KIMBERY TULLY

By:	/s/ Kimberly Tully	March 5, 2021
Name:	Kimberly Tully

ANDREW GRUBER

By:	/s/ Andrew Gruber	March 5, 2021
Name:	Andrew Gruber

ALEXANDER LUGOVOY

By:	/s/ Alexander Lugovoy	March 5, 2021
Name:	Alexander Lugovoy

RICHARD BARRY

By:	/s/ Richard Barry	March 5, 2021
Name:	Richard Barry

ZAVOLOZHIN SERGEY VLADIMIROVICH

By:	/s/ Zavolozhin Sergey Vladimirovich	March 5, 2021
Name:	Zavolozhin Sergey Vladimirovich

VICTOR PARDO

By:	/s/ Victor Pardo	March 5, 2021
Name:	Victor Pardo

MARY DUNNE

By:	/s/ Mary Dunne	March 5, 2021
Name:	Mary Dunne

PETR HOFREK

By:	/s/ Petr Hofrek	March 5, 2021
Name:	Petr Hofrek

CHRIS TICHENOR

By:	/s/ Chris Tichenor	March 5, 2021
Name:	Chris Tichenor

ISRAEL LARRAONDO

By:	/s/ Israel Larraondo	March 5, 2021
Name:	Israel Larraondo

ROBERT KRAMER

By:	/s/ Robert Kramer	March 5, 2021
Name:	Robert Kramer

DAVID LAMB

By:	/s/ David Lamb	March 5, 2021
Name:	David Lamb

DANILIUK KIRILL VLADIMIROVICH

By:	/s/ Daniliuk Kirill Vladimirovich	March 5, 2021
Name:	Daniliuk Kirill Vladimirovich

JOAN I. BARRY REVOCABLE TRUST (DTD. 12/13/13)

By:	/s/ Janice J. O’Connor	March 5, 2021
Name:	Janice J. O’Connor
Title:	Co-Trustee

YUSHENKOVA OLGA PETROVNA

By:	/s/ Yushenkova Olga Petrovna	March 5, 2021
Name:	Yushenkova Olga Petrovna

VANIK GYROS

By:	/s/ Vanik Gyros	March 5, 2021
Name:	Vanik Gyros

JOHN V. BARRY REVOCABLE TRUST (DTD. 12/13/13)

By:	/s/ Janice J. O’Connor	March 5, 2021
Name:	Janice J. O’Connor
Title:	Co-Trustee